[Letterhead of Peterson Sullivan PLLC]


                                                         August 14, 2001

Susan  Schreter,  CEO
Creative Products International, Inc.
PO  Box  9288
Seattle,  WA  98109

Dear Ms. Schreter:

This is to confirm that the client-auditor relationship between Creative Products International, Inc. (Commission File number 000-27615) and Peterson Sullivan PLLC has ceased.

Sincerely,


/s/  Peterson Sullivan
-------------------------
Peterson Sullivan

     Cc:  Securities and Exchange Commission


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